UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 23, 2014, Visant Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Visant Secondary Holdings Corp. (“Holdings”), the lending institutions from time to time parties thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent. The Credit Agreement establishes new senior secured credit facilities in an aggregate amount of $880.0 million, consisting of a $775.0 million tranche term loan facility maturing in seven years that will amortize on a basis of 1.00% annually during the seven-year term, along with a $105.0 million revolving credit facility maturing in five years that includes a $40.0 million letter of credit facility. If the aggregate amount of certain senior unsecured notes outstanding on July 2, 2017 is greater than $250.0 million, both facilities will mature on July 2, 2017.

Interest on all loans under the Credit Agreement is payable either quarterly or at the expiration of any LIBOR interest period applicable thereto. Borrowings under the term loans and the revolving credit facility accrue interest at a rate equal to, at our option, a base rate or LIBOR plus an applicable margin. The applicable margin is based on our leverage ratio, ranging from 550 to 600 basis points in the case of LIBOR and 450 to 500 basis points in the case of the base rate. We will pay quarterly fees on the unused portion of the revolving credit facility equal to 0.50% as well as a quarterly letter of credit fee at a rate per annum equal to the applicable margin for LIBOR loans on the face amount of any outstanding letters of credit plus a fee computed at a rate each day equal to 12.5 basis points per annum.

The Credit Agreement will require us to maintain a maximum first lien secured debt to consolidated EBITDA ratio, which will be tested quarterly based on the last four fiscal quarters and is set at levels as described in the Credit Agreement.

The Credit Agreement also contains a number of affirmative and restrictive covenants, including limitations on the incurrence of additional debt, liens, mergers, consolidations, liquidations and dissolutions, asset sales, dividends and other payments in respect of our capital stock, prepayments of certain debt and transactions with affiliates. The Credit Agreement also contains customary events of default.

All obligations under the Credit Agreement are unconditionally guaranteed by Holdings, and, subject to certain exceptions, each of the Company’s existing and future domestic wholly-owned subsidiaries (such subsidiary guarantors, the “Subsidiary Guarantors”). All obligations under the Credit Agreement, and the guarantees of those obligations (as well as cash management obligations and any interest hedging or other swap agreements, in each case, with lenders or affiliates of lenders), are, subject to certain exceptions, secured by (i) all of the Company’s stock and the capital stock of each of the Company’s existing and future subsidiaries, except that with respect to foreign subsidiaries such security interest is limited to 66% of the capital stock of “first-tier” foreign subsidiaries, and (ii) substantially all of the tangible and intangible assets of the Company, Holdings and each Subsidiary Guarantor.

The new term loan facility is subject to a 1% prepayment premium in the event of certain repricing events within one year of the effective date of the Credit Facility.

KKR Capital Markets LLC, an affiliate of one of our equity sponsors, assisted in placing the financing, for which it received customary fees. KKR Capital Markets LLC and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 1.02.	Termination of a Material Definitive Agreement

In connection with entry into the Credit Agreement, on September 23, 2014, we terminated the credit agreement, dated as of September 22, 2010 (the “Refinancing”), among the Company, Jostens Canada Ltd. Holdings, the lending institutions from time to time party thereto, the Administrative Agent and Credit Suisse AG, Toronto Branch (the “Old Credit Agreement”). Proceeds from the Transaction (as defined below) along with the initial term loans and a portion of the revolving facility borrowings under the Credit Agreement were used to repay amounts outstanding under the Old Credit Agreement and to pay certain fees and expenses associated with the Refinancing. The Company did not incur any early termination penalties in connection with the termination of the Old Credit Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On July 25, 2014, the Company entered into a definitive Omnibus Transaction Agreement (the “OTA”) with OCM Luxembourg Ileos Holdings S.à.r.l (“Ileos”) and Tripolis Holdings S.à.r.l (“Luxco”) to combine their respective wholly owned subsidiaries, AKI, Inc. d/b/a Arcade Marketing (“Arcade”) and Bioplan, resulting in the formation of a new strategic venture under Luxco (the “Transaction”).

On September 23, 2014, the Company and Ileos completed the Transaction in accordance with the terms and conditions of the OTA. In exchange for the Company’s contribution of 100% of the capital stock of Arcade, the Company received approximately $334.5 million in cash proceeds and a 25% minority equity interest in Luxco. The terms of the Transaction provide that the Company has certain minority voting rights and the right to designate two directors to the board of managers of Luxco so long as it maintains its ownership of the equity interest in Luxco. The Company used the proceeds of the Transaction to repay certain indebtedness in connection with the Refinancing as discussed above. The Company’s equity interest in Luxco will be accounted for under the equity method of accounting as prescribed by accounting principles generally accepted in the United States of America.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information related to the Transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated September 23, 2014, among Visant Corporation, Visant Secondary Holdings Corp., the lending institutions from time to time parties thereto and Credit Suisse AG, as administrative agent and collateral agent

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: September 29, 2014	/S/ MARIE D. HLAVATY
Marie D. Hlavaty
Senior Vice President, Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated September 23, 2014, among Visant Corporation, Visant Secondary Holdings Corp., the lending institutions from time to time parties thereto and Credit Suisse AG, as administrative agent and collateral agent

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information